UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 8, 2011

South American Gold Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-52156	98-0486676
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3645 E. Main Street, Suite 119, Richmond, IN	47374
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (765) 356-9726

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01      Other Events.

On February 8, 2011, Felimon Lee, the former Chief Executive Officer, President and member of the board of directors of South American Gold Corp. (the “Company”), agreed to allow the Company to cancel 89,500,000 shares of the Company’s common stock beneficially owned by Mr. Lee and Rizanina Raneses, the Company’s former Chief Financial Officer, Chief Accounting Officer, Secretary, Treasurer and director, also agreed to allow the Company to cancel 51,700,000  shares of the Company’s common stock beneficially owned by Ms. Raneses.  No consideration was provided by the Company for the cancellation of shares held by Mr. Lee and Ms Raneses.  Following the cancellation of the shares of common stock held by Mr. Lee and Ms Raneses, the Company has 73,411,890 shares of its common stock issued and outstanding.  Mr. Lee and Ms. Raneses each retained 5,000,000 shares of the Company’s common stock, which equates to a beneficial ownership interest of 6.8%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 8, 2011

South American Gold Corp.

By:	/s/ Raymond DeMotte
Name:	Raymond DeMotte
Title:	President and Chief Executive Officer